SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
December 14, 2007

Diomed Holdings, Inc.

Delaware (State or other jurisdiction of incorporation)	000-32045 (Commission File Number)	84-1480636 (IRS Employer Identification No.)

1 Dundee Park Andover, MA (Address of Principal Executive Offices)	01810 (Zip Code)

Registrant’s telephone number, including area code: (978-475-7771)

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

At the recommendation of the Compensation Committee of the Board of Directors, on December 14, 2007, the Registrant increased the annual base salary of William D. Allan, Managing Director of Diomed, Ltd., to £113,000 per annum, effective retroactively as of November 1, 2007. In making this determination, the Compensation Committee considered, among other things, the fact that Mr. Allan and his family recently relocated to the Cambridge, England area in order to serve the Registrant.

Also at the recommendation of the Compensation Committee, on December 19, 2007, the Registrant extended its employment agreement with its Chief Executive Officer, James A. Wylie, Jr. for a term of one year through December 31, 2008. All other terms of Mr. Wylie’s employment agreement remain in effect and unmodified.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Diomed Holdings, Inc. (Registrant)

Date: December 19, 2007	By:	/s/ DAVID B. SWANK
Name: David B. Swank.
Title: Chief Financial Officer